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                                  EXHIBIT NO. 5

                      THE VARIABLE ANNUITY APPLICATION FORM
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           NATIONWIDE LIFE AND ANNUITY INS. CO.            / /  NON-QUALIFIED         / /  403(b) TRANSFERS
                   ONE NATIONWIDE PLAZA                    / /  IRA SEP/IRA           / /  401(a) (MONEY
                      P.O. BOX 182008                           (OWNER AND ANNUITANT       PURCHASE, PROFIT
                 COLUMBUS, OHIO 43218-2008                      MUST BE THE SAME)          SHARING ONLY)

                    ANNUITY APPLICATION
              $15,000 MINIMUM INITIAL PAYMENT
_________________________________________________________________________________________________________________________________
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                     CONTRACT OWNER                                              (If Applicable)  / / JOINT OWNER / / CONTINGENT
1                                                                                                     (Spouse Only)   OWNER
                     _______________________________________________________
                     (Print) Last                        First            MI     ________________________________________________
CONTRACT                                                                         Last                       First            MI
OWNER (S)            _______________________________________________________
                     Address                                                     ________________________________________________
                                                                                 Address
                     _______________________________________________________
                     City                       State            Zip             ________________________________________________
If no annuitant is                                                               City                       State          Zip
specified in         Soc. Sec. No./Tax I.D.                      Sex  / /  M
section 2, the       ______ - ____ - ______                           / /  F     Soc. Sec. No./Tax I.D.              Sex  / /  M
contract owner                 _________ _________ ____________                  ______ - ____ - ______                   / /  F
will be the          Date of     MO.      DAY       YEAR                               _________ _________ ____________
annuitant            Birth    --------- --------- ------------                 Date of     MO.      DAY       YEAR
                              ______________________________                 Birth    --------- --------- ------------
                                                                                          ______________________________
_________________________________________________________________________________________________________________________________
2                      ANNUITANT                                                   / / CONTINGENT ANNUITANT (If Applicable)

                      _______________________________________________________    ________________________________________________
ANNUITANT             (Print) Last                        First            MI    Last                       First            MI

Complete only if      _______________________________________________________    ________________________________________________
different from        Address                                                    Address
the contract owner.
                      _______________________________________________________    ________________________________________________
                      City                       State            Zip            City                       State          Zip

                      Soc. Sec. No./Tax I.D.                      Sex  / /  M    Soc. Sec. No./Tax I.D.              Sex  / /  M
                      ______ - ____ - ______                           / /  F    ______ - ____ - ______                   / /  F
                                _________ _________ ____________                           _________ _________ ____________
                      Date of     MO.      DAY       YEAR                    Date of     MO.      DAY       YEAR
                      Birth    --------- --------- ------------                Birth    --------- --------- ------------
                               ______________________________                         ______________________________

                      Annuitization Date ____________________________________
_________________________________________________________________________________________________________________________________
3                     PRIMARY BENEFICIARY                                        / / CONTINGENT BENEFICIARY

BENEFICIARY           _______________________________________________________    ________________________________________________
                      (Print) Last                        First          MI      (Print) Last               First            MI

                      _______________________________________________________    ________________________________________________
                      Relationship To Owner(s)                                   Relationship To Owner(s)
_________________________________________________________________________________________________________________________________
4                     FIRST PURCHASE PAYMENT $__________________
ANNUITY               Submitted herewith. A copy of this application duly signed by the agent will constitute receipt
PURCHASE              for such amount. If this application is declined, there will be no liability on the part of the
PAYMENTS              company, and any sums submitted with this application will be refunded.
                      (MINIMUM INITIAL PURCHASE PAYMENT OF $15,000)
_________________________________________________________________________________________________________________________________
5                      Will the proposed contract replace any existing annuity or insurance contracts?
                       / / No   / / Yes      Existing Company _______________________________________________
REPLACEMENT            In accordance with TEFRA (1982), please provide the cost basis of the contract.
                       Pre-TEFRA  $__________________________  Post-TEFRA  $________________________
                       (Before August 14, 1982)


_________________________________________________________________________________________________________________________________
6

REMARKS
_________________________________________________________________________________________________________________________________
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FHL-520                                                Public Fund IRA-AO  10/95
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
                           % DELCHESTER FUND                  % NEUBERGER & BERMAN         DOLLAR COST AVERAGING (OPTIONAL)
                    -------                            -------
7                            INSTITUTIONAL CLASS                GUARDIAN FUND, INC.        Transfers must be at least $100

ALLOCATIONS                % DREYFUS A BONDS PLUS,            % NEUBERGER & BERMAN         Change of these instructions
                    -------                            -------
                             INC.                               LIMITED MATURITY BOND      requires completion of form
                                                                FUND
                           % THE DREYFUS THIRD                                             provided by the  Company.
                    -------                                   % NEUBERGER & BERMAN
                             CENTURY FUND, INC.        -------
                                                                PARTNERS FUND, INC.
                           % THE EVERGREEN TOTAL
                    -------                                   % OPPENHEIMER GLOBAL
                             RETURN FUND               -------
                                                                FUND

INITIAL MINIMUM:           % FIDELITY ASSET MANAGER           % PEOPLES INDEX FUND,        Please transfer $
                    -------                            -------                                              --------
$15,000                      FUND                               INC.                       per month from the (check one)

                           % FIDELITY EQUITY-INCOME           % PHOENIX BALANCED FUND      / / Nationwide Money Market
                    -------                            -------
                             FUND                               SERIES                         Fund

IF NO ALLOCATIONS          % FIDELITY MAGELLAN FUND
ARE SPECIFIED,      -------                                   % STRONG TOTAL RETURN        / / Neuberger and Berman Limited
THE ENTIRE                                             -------
AMOUNT WILL BE             % FIDELITY PURITAN FUND              FUND, INC.                     Maturity Bond Fund
ALLOCATED TO THE    -------                                                                (Fund Name, whole % only, totaling 100%)
NATIONWIDE                                                    % TEMPLETON FOREIGN
MONEY MARKET               % JANUS TWENTY FUND         -------
FUND PENDING        -------                                     FUND                             %
INSTRUCTION FROM                                                                           -------------------------------
THE CONTRACT               % MFS WORLD                        % TWENTIETH CENTURY
OWNER.              -------                            -------                             100   % TOTAL
WHOLE                        GOVERNMENTS FUND                   GROWTH INVESTORS           Begin processing these transfer
PERCENTAGES                                                                                instructions on           19
ONLY, MUST                 % NATIONWIDE BOND FUND             % TWENTIETH CENTURY                          ---------   ----
TOTAL 100%          -------                            -------                                             Mo.   Day    Yr.
                                                                INTERNATIONAL EQUITY       (ALL DCA TRANSACTIONS WILL BE CONFIRMED
                           % NATIONWIDE FUND                    FUND                       ON QUARTERLY STATEMENTS.  PLEASE REVIEW
                    -------                                                                THE INFORMATION IN THESE STATEMENTS
                                                              % TWENTIETH CENTURY ULTRA    CAREFULLY.  ALL ERRORS OR CORRECTIONS
                           % NATIONWIDE GROWTH         -------                             MUST BE REPORTED TO NATIONWIDE WITHIN
                    -------                                     INVESTORS                  30 DAYS TO ASSURE PROPER CREDITING TO
                             FUND                                                          YOUR CONTRACT.)
                                                              % TWENTIETH CENTURY U.S.
                           % NATIONWIDE MONEY          -------
                    -------                                     GOVERNMENTS SHORT-
                             MARKET FUND                        TERM

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8    OPTIONAL:        I (Contract Owner) appoint ________________________________________________________________as my Limited
                      Attorney in fact.  Once this appointment is received and recorded by Nationwide Life and Annuity, my Limited
LIMITED               Attorney in fact may  exchange contract values in my name between and among the sub-accounts of my contract
POWER OF              and change allocations among the  sub-accounts for my future contributions.  I and my Limited Attorney in
ATTORNEY              Fact, agree, for ourselves, our heirs, the legal representative of our estates, their successors and assigns, to release Nationwide Life and Annuity from any liability for acting in reliance on instructions given pursuant to the Limited Power. We jointly and severally agree to indemnify Nationwide Life and Annuity from
/ / NO / / YES        and against any claim, liability or expense arising out of any action by Nationwide Life and Annuity in reliance on such instructions.

--------------        THIS POWER IS PERSONAL TO THE HOLDER AND MAY NOT BE DELEGATED TO ANY OTHER PERSON OR ORGANIZATION.  THE HOLDER
Initialed by          MUST BE A CURRENTLY LICENSED AND APPOINTED REPRESENTATIVE OF NATIONWIDE LIFE AND ANNUITY AND MUST BE THE AGENT
Contract Owner        OF RECORD FOR THIS CONTRACT, OR THE POWER WILL AUTOMATICALLY TERMINATE.
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9                     / / Please send me a copy of the Statement of Additional Information to the Prospectus.
                      Signed at:                                            on
                                ------------------------------------------     -------------------------------------
                                   City                     State                          (Mo / Day / Year)
                      Contract Owner                                           Joint Owner
                                     --------------------------------------                   --------------------------------------
                                                                               (If Applicable)

SIGNATURES            Witness                                                            #020-
                              -------------------------------         ---------------------------------------
                                  (Signature of Producer)                (Print Producer Name and Number)

                      Producer Phone #  (    )                      Address
                                        ---------------------------         ----------------------------------------------
                      Producer:    Do you have reason to believe the contract applied for is to replace existing annuities or
                                   insurance owned by the annuitant?   / / Yes   / / No

                      Broker Dealer                                              Telephone
                                    ----------------------------------                     --------------------------------
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SEND COMPLETED APPLICATION - WITH A CHECK MADE OUT TO NATIONWIDE LIFE AND ANNUITY INSURANCE CO. TO:
FOR REGULAR MAIL:   Nationwide Life and Annuity Insurance Co.
                    P.O. Box 182008
                    Columbus, Ohio 43218-2008
                    1-(800)-533-5622
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